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Exhibit 10.4

March 18, 2003

[USA BROADBAND LOGO]

Mr. Lew Suders
1522 1st Street
Apt. X #207
Coronado, California 92118

        Re:  Separation Agreement

        This letter (our "Agreement") will confirm our understanding with respect to your resignation as an employee of USA Broadband (the "Company"). You acknowledge that this Agreement is intended only to resolve matters relating to your employment with the Company and is not an admission of fault or liability on the part of you or the Company. Subject to your continuation to comply with the terms of this Agreement, you and the Company agree as follows:

        1.     You hereby resign as an employee of the Company effective February 15, 2003.

        2.     The Company will pay you $18,167.36, representing your regular wages and housing allowance, for the pay periods ending February 1st and 15th, 2003.

        3.     The Company will pay you $455.16 as total reimbursement for all outstanding business related expenses.

        4.     The Company will pay you $25,000 ($15,000 plus $10,000) as final settlement for all claims related to your sign-on bonus, severance pay, or any other forms of compensation relating to your employment with the Company.

        5.     The Company will deduct $4,000 in exchange for allowing you to keep the (one) company computer, printer, and software currently in your possession. ($2,000 will be deducted from the first payment and $2,000 will be deducted from the second payment).

        6.     The Company acknowledges you are fully vested, effective October 1, 2002, for options representing 125,000 shares of USA Broadband common stock at $2.00 per share.

        7.     The Company agrees that it will not contest any claim for unemployment insurance benefits you may file with the California Department of Employment Security.

        8.     You, on behalf of your heirs, executors, administrators, assigns, successors and legal representatives, release and forever discharge the Company, its affiliates, parent or subsidiary entities or corporations, and its and their officers, directors, shareholders, employees, agents, representatives, insurers, successors and assigns ("Company Affiliates"), from any and all claims, liabilities, demands, sums of money, agreements, promises, damages, costs or expenses, attorneys fees, causes of action and liabilities of any kind or character whatsoever, including all known and unknown claims, arising on or before the Effective Date (as hereafter defined) which you now have or may hereafter have against the Company or any Company Affiliate (other than the obligations described in this Agreement).

        You agree to waive the benefits of California Civil Code 1542 or any similar federal or state law or rule regarding a general release and the release of unknown claims. Civil Code 1542 states as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        9.     Your release includes, but is not limited to, any claims or causes of action you might have under any local, federal or state law, including, without limitation, the California Fair Employment and Housing Act; the Federal Age Discrimination in Employment Act of 1967, as amended; the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Civil Rights Act of April 9, 1966; the Federal Occupational Safety and Health Act.

        10.   You represent that you have not filed any complaints or charges or lawsuits against the Company, its officers or its directors in any court or before any government agency except for a claim for unemployment insurance benefits.

        11.   The Company agrees in response to appropriate inquiries, in accordance with its standard policy, it will provide a neutral reference concerning your employment with the Company.

        12.   You agree that you will not publicly or privately disparage or criticize the Company or any of the Company's officers, directors, agents or employees.

        13.   You also agree that you shall not use or disclose any confidential or proprietary information of the Company concerning its business, employees, operations, systems, finances, resources, customers or prospects, at any time or for any purpose whatsoever or disclose any such information to any person at any time, or for any purpose whatsoever.

        14.   You also agree that all files, papers, memorandum, letters, handbooks and manuals, facsimile or other communications that were written, authorized, signed, received or transmitted during or prior to your employment and any Company property (including, without limitation, any tools or shop equipment but excluding the computer hardware or software, or communications equipment referenced herein) in your possession are and remain the property of the Company and, as such, are not to be removed from the Company's offices. In addition, any such materials, equipment or property, which you possess which are not in the Company's offices, excluding the one computer, printer, and software, are to be returned to the Company immediately.

        15.   The Company agrees to pay you the total amount of $39,622.52 ($43,622.52 less $4,000 for Computer related equipment) as referenced in paragraphs 2, 3, 4 and 5 and you agree to return the company's property as referenced in paragraph 14, as follows:

          (a)   $19,811.26 upon signing this agreement.

          (b)   $8,905.63 thirty days from the date of this signed agreement.

          (c)   $10,905.63 sixty days from the date of this signed agreement.

          (d)   All monies to be paid on a gross basis. The Company assumes no liabilities for taxes associated with this agreement but will provide you with a form 1099. The 1099 will not reflect any expense reimbursement.

        16.   Other than to carry out its terms, this Agreement shall not be used or offered by any person for any purpose, including as an admission of liability or wrongdoing or the validity or invalidity of any claims, which were, or could have been, asserted by either you or the Company.

        17.   This Agreement embodies the sole and entire Agreement between you and the Company concerning the resolution of all matters concerning your employment with the Company, and supersedes any and all prior agreements, arrangements and understandings you or the Company may have regarding your employment.

        18.   The provisions of this Agreement may be modified only by the written agreement of you and the Company.

        19.   In executing this Agreement, you represent that you are not relying on any inducements, promises or representations of the Company or Company Affiliates other than expressly set forth in this Agreement.

        20.   You agree not to discuss or disclose any of the terms of this Agreement, except to your immediate family, attorney, financial advisor or tax preparer or as required by law.

        21.   If this Agreement correctly reflects the understanding reached between you and the Company, please sign and return the two enclosed copies of this Agreement. You should consult with an attorney before you sign this Agreement, and you have twenty-one (21) days in which to consider whether to sign. You may waive this 21day consideration period. After you sign this Agreement, you have seven (7) days during which you may revoke this Agreement by delivering written notice of such revocation to 4 Tobago Way, Coronado California prior to 5:00 p.m. on the seventh (7th) day following the date you signed this Agreement. You may not waive this seven (7) day revocation period. This Agreement will not become effective until this seven-day period has expired (the "Effective Date").

        The Company wishes you good luck in your future endeavors.

Cordially,

/s/ GRANT MILLER
By:	Grant Miller
Its:	Acting CEO and CFO

PLEASE READ CAREFULLY BEFORE SIGNING THIS AGREEMENT
AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN
CLAIMS YOU MAY HAVE AGAINST THE COMPANY

ACCEPTED and AGREED TO this
18th day of March, 2003

/s/ LEWIS SUDERS

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  Exhibit 10.4